                                                                 EXHIBIT 10.16.1


THIS RELOCATION AND MODIFICATION AGREEMENT (this "Relocation Agreement") is to be attached to and shall form a part of that certain Lease Agreement dated the 22nd day of October 1993, (which together with any prior amendments, modifications and extensions thereof is hereinafter called the Lease), and is executed

                                 By and Between

                       SECURITY CAPITAL INDUSTRIAL TRUST,

                                   as Landlord

                                       And

       L.A. T SPORTSWEAR, INC., F/K/A SPZ INC., DBA FULL LINE DISTRIBUTORS

                                    as Tenant

                         covering the premises known as
                            1297 North Post Oak Road
                                    Suite 100
                              Houston, Texas 77055

         WHEREAS, Landlord and Tenant desire to amend the Lease on the terms and conditions set forth below;

         NOW THEREFORE, and in consideration of the mutual covenants and agreements set forth in this Relocation Agreement, the sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

         WITNESSETH, that the Lease is hereby relocated to 1297 North Post Oak Road, Suites 150 & 190 Houston, TX 77055 for a term of sixty (60) months to commence on the 1st day of January 1998 and to end on the 31st day of December 2002, on the condition that Landlord and Tenant comply with all of the covenants and agreements contained in the Lease and herein, except Landlord and Tenant further amend the lease as follows:

1. The new monthly base rental as specified in Paragraph captioned "Base Rent" shall be as follows:

                        Months                  Monthly Base Rent
                        ------                  -----------------
                        1 - 12                  $13,729.16
                        13 - 24                 $14,100.87
                        25 - 36                 $14,565.10
                        37 - 48                 $15,100.00
                        49 - 60                 $15,450.07

2. Tenant's operating expense escrow's to be paid monthly with the rent in accordance with Paragraph 6 shall be as follows:

                        Taxes:                   $2,967.35
                        Insurance:               $  148.37
                        CAM:                     $  890.20
                        Management Fee:          $  544.01
                                                  --------

                        Total:                   $4,549.93

3. Upon full execution and commencement of this Relocation and Modification Agreement for the facility located at 1297 North Post Oak Road, Suites 150 & 190, Houston, Texas, any obligations of L.A.T. Sportswear as successor in interest to SPZ INC., dba FULL LINE DISTRIBUTORS which would other wise exist or accrue for the facility located at 1297 Post Oak Road, Suite 100, Houston, Texas as a result of the terms and conditions of the Lease Agreement dated October 22nd, 1993, modified by that certain Expansion and Modification Agreement dated the 22nd day of September 1994 with Security Capital Industrial Trust ("Landlord") shall be terminated.

         This termination applies only to obligations of Tenant which would exist or accrue for the facility located at 1297 North Post Oak Road, Suite 100, Houston, Texas containing 40,160 square feet and in no way constitutes a waiver or termination of obligations which exist or have accrued up until commencement of the relocation premises located at 1297 North Post Oak Road, Suites 150 & 190, Houston, Texas containing 59,347 square feet.

         Such relocation is contingent upon Tenant's vacating the facility located at 1297 North Post Oak Road, Suite 100 in a clean and operable condition in compliance with the Move-Out Conditions, attached hereto as Addendum 2.

4. Premises square footage as described on Page one of the Lease Agreement dated October 22, 1993 "Premises" shall be amended to read 59,347 square feet.

5. Tenant's proportionate share of the project and Tenant's proportionate share of the building as stated in the Lease Agreement shall be amended to 59.64%.

6. Upon commencement of this "Relocation Agreement", the payment of the first month's rent and the occupancy of the Premises by Tenant, Landlord shall promptly terminate all future obligations between Landlord and Tenant covering 40,160 square feet which is located at 1297 Post Oak Road, Suite 100 Houston, Texas. Such termination is further conditioned upon Tenant's vacating of the space in a clean and operable condition in compliance with the Move-Out Conditions, attached hereto as Addendum 2. Tenant shall also be responsible for any amounts which may be due under the terms and conditions of the existing lease up to the date of termination, but which are as yet unpaid.

7. Landlord will collect an increase in Tenant's security deposit in the amount of $4,624 for the facility located at 1297 North Post Oak Road, Suite 150 Houston, Texas which shall be due on January 2, 1999. Any termination repair dollars that are due and payable by Tenant to Landlord shall be deducted from said deposit and remaining balance transferred to the relocation facility. Landlord will promptly bill Tenant for any and all termination repairs deducted from said deposit. Tenant will have a maximum of ten (10) days from receipt of invoice to pay Landlord.

8.       Any previous rental abatement shall be considered null and void.

9.       The Additional Items paragraph will be replaced with the following:

         Please See Addendum 4, Cap on Controllable Operating Expenses

10. The following provision(s) contained in the original Lease Agreement are considered fulfilled and shall henceforth be deleted and of no further effect:

         Addendum 1 - Work Letter
         Addendum 2 - Paragraphs A, B, C and D
         Addendum 3 - One Time Sublet Option
         Addendum 4 - Right to Extend Term

11. The following Addendum's are attached hereto and made a part hereof for all purposes.
         Addendum 1 - Construction Turnkey
         Addendum 2 - Move-Out Conditions
         Addendum 3 - HVAC Maintenance
         Addendum 4 - Cap on Controllable Operating Expenses

IN WITNESS WHEREOF, the parties hereto have signed this Extension Agreement to be effective as of the 25th day of November, 1997.

SECURITY CAPITAL INDUSTRIAL TRUST

By:      /s/ Steven K. Meyers
         --------------------------

Name:    Steven K. Meyers
         --------------------------

Title:   Senior Vice President
         --------------------------
                           Landlord

L. A. T SPORTSWEAR INC. F/K/A SPZ INC., DBA FULL LINE DISTRIBUTORS

By:      /s/ Pamela J. Smith
         --------------------------

Name:    Pamela J. Smith
         --------------------------

Title:   Vice President of Admin
         --------------------------
                              Tenant

                                   ADDENDUM 1

                                  CONSTRUCTION
                                    (TURNKEY)

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                        DATED NOVEMBER 25, 1997, BETWEEN

                        SECURITY CAPITAL INDUSTRIAL TRUST

                                       and

       L.A. T SPORTSWEAR, INC. F/K/A SPZ INC., DBA FULL LINE DISTRIBUTORS

                  (a) Landlord agrees to furnish or perform at Landlord's sole cost and expense those items of construction and those improvements (the "Tenant Improvements") specified below:

                  Landlord agrees to:
                  1. Retrofit the office in Suite 150 in accordance with Exhibit
                     "A" including new VCT in lunchroom (see attached letter for details).
                  2. Construct a battery charger in Suite 190.
                  3. Add 2 new strip lights to warehouse in Suite 150.
                  4. Lower 4 strip lights to 10 feet in warehouse in Suite 150.

                  (b) If Tenant shall desire any changes, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner. Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Tenant improvements which Tenant may request and which Landlord may agree to shall be at Tenant's sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

                  (c) Landlord shall proceed with and complete the construction of the Tenant Improvements. As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Tenant Improvements were Substantially Completed. Such date, unless an earlier date is specified as the Commencement Date in this Lease or otherwise agreed to in writing between Landlord and Tenant, shall be the "Commencement Date ," unless the completion of such improvements was delayed due to any act or omission of, or delay caused by, Tenant including, without limitation, Tenant's failure to approve plans, complete submittals or obtain permits within the time periods agreed to by the parties or as reasonably required by Landlord, in which case the Commencement Date shall be the date such improvements would have been completed but for the delays caused by Tenant. The Tenant Improvements shall be deemed substantially completed ("Substantially Completed") when, in the opinion of the construction manager (whether an employee or agent of Landlord or a third party construction manager), the Premises are substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended. After the Commencement Date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the Premises.

                  (d) The failure of Tenant to take possession of or to occupy the Premises shall not serve to relieve Tenant of obligations arising on the Commencement Date or delay the payment of rent by Tenant. Subject to applicable ordinances and building codes governing Tenant's right to occupy or perform in the Premises, Tenant shall be allowed to install its tenant improvements, machinery, equipment, fixtures, or other property on the Premises during the final stages of completion of construction provided that Tenant does not thereby interfere with the completion of construction or cause any labor dispute as a result of such installations, and provided further that Tenant does hereby agree to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Project or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such installations, whether or not any such loss, damage, liability, death, or personal injury was caused by Landlord's negligence. Any such occupancy or performance in the Premises shall be in accordance with the provisions governing Tenant-Made Alterations and Trade Fixtures in the Lease, and shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such installations and satisfactory payment arrangements with respect to installations permitted hereunder. Delay in putting Tenant in possession of the Premises shall not serve to extend the term of this Lease or to make Landlord liable for any damages arising therefrom.

                  (e) Except for incomplete punch list items, Tenant upon the Commencement Date shall have and hold the Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Premises.

RE:      ADDENDUM 1, SECTION (A), ITEM 1 - RETROFIT THE OFFICE IN SUITE 150

         1.    NEW CARPET
         2.    NEW PAINT
         3.    NEW CEILING TILE
         4.    4 NEW 2-PLUG OUTLETS (ELECTRICAL)
               4 NEW 4-PLUG OUTLETS (ELECTRICAL)
               1 ELECTRICAL DROP FOR COMPUTER
         5.    FRONT COUNTER W/BACK COUNTER AND DOOR INSTALLED.
         6. 1 WALL PUT UP, 9 WALL TAKEN DOWN, 2 OFFICE DOOR INSTALLED, 2 DOOR CLOSED OFF
         7.    1 WINDOW INSTALLED, 2 SLIDING WINDOWS INSTALLED
         8.    NEW TILE IN LUNCHROOM & RESTROOMS.

                                   ADDENDUM 2

                               MOVE-OUT CONDITIONS

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                         DATED NOVEMBER 25, 1997 BETWEEN
                        SECURITY CAPITAL INDUSTRIAL TRUST
                                       and
       L.A. T SPORTSWEAR, INC. F/K/A SPZ INC., DBA FULL LINE DISTRIBUTORS

Per Paragraph 21, Tenant is obligated to check and address prior to move-out of the facility the following items. SCIT expects to receive the space in a well maintained condition, with normal wear and tear of certain areas acceptable. The following list is designed to assist you in the move-out procedures but is not intended to be all inclusive.

1. All lighting is to be placed into good working order. This includes replacement of bulbs, ballasts, and lenses as needed.

2. All truck doors and dock levelers should be serviced and placed in good operating order. This would include the necessary replacement of any dented truck door panels and adjustment of door tension to insure proper operation. All door panels which are replaced need to be painted to match the building standard.

3. All structural steel columns in the warehouse and office should be inspected for damage. Repairs of this nature should be pre-approved by the Landlord prior to implementation.

4. Heating/air-conditioning systems should be placed in good working order, including the necessary replacement of any parts to return the unit to a well maintained condition. Upon move-out, SCIT will have an exit inspection performed by a certified mechanical contractor to determine the condition.

5.       All holes in the sheet rock walls should be repaired prior to move-out.

6. The carpets and vinyl tiles should be in a clean condition and should not have any holes or chips in them. SCIT will accept normal wear on these items provided they appear to be in a maintained condition.

7. Facilities should be returned in a clean condition which would include cleaning of the coffee bar, restroom areas, windows, and other portions of the space.

8. The warehouse should be in broom clean condition with all inventory and racking removed. There should be no protrusion of anchors from the warehouse floor and all holes should be appropriately patched. If machinery/equipment is removed, the electrical lines should be properly terminated at the nearest junction box.

9.       All exterior windows with cracks or breakage should be replaced.

10.      Lock to be removed and retained by Tenant.

11. Items that have been added by the Tenant and affixed to the building will remain the property of SCIT, unless agreed otherwise. This would include but is not limited to mini-blinds, air conditioners, electrical, water heaters, cabinets, flooring, etc. Please note that if modifications have been made to the space, such as the addition of office areas, SCIT retains the right to have the Tenant remove these at Tenant's expense.

12.      Security system and alarms to be removed and retained by Tenant.

13. All plumbing fixtures should be in good working order, including the water heater. Faucets and toilets should not leak.

14.      All dock bumpers must be left in place and well secured.

                                   ADDENDUM 3

                            HVAC MAINTENANCE CONTRACT

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                         DATED NOVEMBER 25, 1997 BETWEEN
                        SECURITY CAPITAL INDUSTRIAL TRUST
                                       and
       L.A. T SPORTSWEAR, INC. F/K/A SPZ INC., DBA FULL LINE DISTRIBUTORS



Per Paragraph 11, captioned "TENANT REPAIRS," is revised to include the following:

(a) Tenant agrees to enter into and maintain through the term of the lease, a regularly scheduled preventative maintenance/service contract for servicing all hot water, heating and air conditioning systems and equipment within the premises. The Landlord requires a qualified HVAC contractor perform this work. A certificate must be provided to the Landlord upon occupancy of the lease premises.

The service contract must become effective within thirty (30) days of occupancy, and service visits should be performed on a quarterly basis. We suggest that you send the following list to a qualified HVAC contractor to be assured that these items are included in the maintenance contract:

1.       Adjust belt tension;
2.       Lubricate all moving parts, as necessary;
3.       Inspect and adjust all temperature and safety controls;
4.       Check refrigeration system for leaks and operation;
5.       Check refrigeration system for moisture;
6.       Inspect compressor oil level and crank case heaters;
7.       Check head pressure, suction pressure and oil pressure;
8.       Inspect air filters and replace when necessary;
9.       Check space conditions;
10.      Check condensate drains and drain pans and clean, if necessary;
11.      Inspect and adjust all valves;
12.      Check and adjust dampers;
13.      Run machine through complete cycle.


Landlord agrees to warrant the HVAC system for a period of 30 days subsequent to the Commencement Date.

                                   ADDENDUM 4

                     CAP ON CONTROLLABLE OPERATING EXPENSES

                  ATTACHED TO AND A PART OF THE LEASE AGREEMENT
                        DATED NOVEMBER 25, 1997, BETWEEN
                        SECURITY CAPITAL INDUSTRIAL TRUST
                                       and
       L. A. T SPORTSWEAR, INC. F/K/A SPZ INC., DBA FULL LINE DISTRIBUTORS


         Tenant shall not be obligated to pay for Controllable Operating Expenses in any year to the extent they have increased by more than Ten percent (10%) per annum, compounded annually on a cumulative basis from the first calendar year during the Lease term. For purposes of this Addendum, Controllable Operating Expenses shall mean the following Operating Expenses:

         Common area maintenance and management fees

Taxes, insurance premiums and utility costs shall not be deemed Controllable Operating Expenses. Controllable Operating Expenses shall be determined on an aggregate basis and not on an individual basis, and the cap on Controllable Operating Expenses shall be determined on Operating Expenses as they have been adjusted for vacancy or usage pursuant to the terms of the Lease.

                                SECURITY CAPITAL INDUSTRIAL TRUST


November 21, 1997



Ms. Jessica Chapa
Full Line Distributors
1297 North Post Oak Road, Suite 100 and 150 Houston, TX 77055

Dear Jessica:

Please note that Security Capital Industrial Trust will place the restrooms in the referenced suite in good working order, including but not limited to, new flooring and paint.

Sincerely,

/s/ Tom Pardee

Tom Pardee, CCIM
Marketing Representative





















          4448 West 12th Street - Houston, Texas 77055 - (713)682-2292